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                                 United States
                       Securities and Exchange Commission
                            Washington, D.C.  20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
             (Exact name of registrant as specified in its charter)



       Delaware                    0-23108                Not required
-----------------------  ----------------------------  -------------------
(State of organization)    (Commission File Number)     (I.R.S. Employer
                                                       Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                                 19720
--------------------                     ---------------------------------
(Address of principal                               (Zip Code)
executive offices)

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:



                                          Name of each exchange
Title of each class                       on which each class
to be so registered                       is to be registered
-------------------                       -------------------
None                                      None

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:


   Series 1998-1 Floating Rate Class A Credit Card Pass-Through Certificates Series 1998-1 Floating Rate Class B Credit Card Pass-Through Certificates
                                (Title of Class)





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Item 1.Description of Registrant's Securities to be Registered.

      Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 16 to 29 of the Prospectus dated October 16, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103) and on pages S-16 to S-29 of the Prospectus Supplement dated December 31, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103).

Item 2.Exhibits

      Exhibit 4.1 (a)                Pooling and Servicing Agreement, dated as
                                     of October 1, 1993, between Greenwood
                                     Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National
                                     Association d/b/a First Bank National
                                     Association (successor trustee to Bank of America Illinois, formerly Continental
                                     Bank, National Association) as Trustee
                                     (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
                                     Registration Statement on Form S-1
                                     (Registration No. 33-71502), filed on
                                     November 10, 1993).



      Exhibit 4.1 (b)                First Amendment to Pooling and
                                     Servicing Agreement, dated as of August
                                     15, 1994, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association d/b/a
                                     First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National
                                     Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card
                                     Master Trust I's Current Report on Form
                                     8-K, dated August 1, 1995 and filed on
                                     August 10, 1995, File No. 0-23108).

      Exhibit 4.1 (c)                Second Amendment to Pooling and Servicing
                                     Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master
                                     Servicer, Servicer and Seller and U.S.
                                     Bank National Association d/b/a First Bank
                                     National Association (successor trustee to
                                     Bank of America Illinois, formerly
                                     Continental Bank, National Association) as
                                     Trustee (incorporated by reference to
                                     Exhibit 4.4 of Discover Card Master Trust
                                     I's Current Report on Form


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                                     8-K, dated April 30, 1996 and filed on
                                     May 1, 1996, File No. 0-23108).

       Exhibit 4.2                   Series Supplement, dated as of
                                     January 14, 1998, between Greenwood Trust
                                     Company as Master Servicer, Servicer and
                                     Seller and U.S. Bank National Association as Trustee, with respect to Series 1998-1, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated January 14, 1998, File No. 0-23108).

       Exhibit 99.1                  Prospectus Supplement dated December
                                     31, 1997 and Prospectus dated October 16,
                                     1997 with respect to the Floating Rate
                                     Class A Credit Card Pass-Through
                                     Certificates and the Floating Rate Class B
                                     Credit Card Pass-Through Certificates of
                                     Discover Card Master Trust I, Series
                                     1998-1.



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                                   Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Discover Card Master Trust I
                                           (Registrant)

                                           By:  Greenwood Trust Company
                                           (Originator of the Trust)



Dated:  January 14, 1998                   By:  /s/ John J. Coane
                                               ----------------------
                                                   John J. Coane
                                                   Vice President, Director of
                                                   Accounting and Treasurer



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                                 EXHIBIT INDEX



Exhibit No.                                                                                     Page
-----------                                                                                     ----
 4.1 (a)                Pooling and Servicing Agreement, dated as of                            ---
                        October 1, 1993, between Greenwood Trust Company as
                        Master Servicer, Servicer and Seller and U.S. Bank
                        National Association d/b/a First Bank National
                        Association (successor trustee to Bank of America
                        Illinois, formerly Continental Bank, National
                        Association) as Trustee (incorporated by reference to
                        Exhibit 4.1 of Discover Card Master Trust I's
                        Registration Statement on Form S-1 (Registration
                        Exhibit No.  No. 33-71502), filed on November
                        10, 1993).        `




 4.1 (b)                First Amendment to Pooling and Servicing Agreement,                     ---
                        dated as of August 15, 1994, between Greenwood Trust
                        Company as Master Servicer, Servicer and Seller
                        and U.S. Bank National Association d/b/a First Bank
                        National Association (successor trustee to Bank of
                        America Illinois, formerly Continental Bank, National
                        Association) as Trustee (incorporated by reference to
                        Exhibit 4.4 of Discover Card Master Trust I's Current
                        Report on Form 8-K, dated August 1, 1995 and filed on
                        August 10, 1995, File No. 0-23108).




 4.1(c)                 Second Amendment to Pooling and Servicing
                        Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer, Servicer and
                        Seller and U.S. Bank National Association d/b/a First
                        Bank National Association (successor trustee to Bank of
                        America Illinois, formerly Continental Bank, National
                        Association) as Trustee (incorporated by reference to
                        Exhibit 4.4 of Discover Card Master Trust I's Current
                        Report on Form 8-K, dated April 30, 1996 and filed on
                        May 1, 1996, File No. 0-23108).




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  4.2      Series Supplement, dated as of January 14, 1998, between        ---
           Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 1998-1, including form of Class A
           Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
           Current Report on Form 8-K, dated January 14, 1998, File No.
           0-23108).



 99.1 Prospectus Supplement dated December 31, 1997 and Prospectus dated October 16, 1997 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1998-1.



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